UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2006 (July 12, 2006)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 12, 2006, the Board of Directors of BJ’s Wholesale Club, Inc. (the “Company”) elected Edmond J. English to its Board of Directors, effective as of the Company’s board meeting scheduled for September 27, 2006. Mr. English’s election was recommended by the Corporate Governance Committee.

Mr. English has not been appointed to any committee of the board. No decision has yet been made by the board concerning his possible future committee service.

There is no arrangement or understanding between Mr. English and any other person pursuant to which he was selected to become a member of the board, nor are there any transactions between Mr. English and the Company or any subsidiary of the Company that are reportable under Item 404(a) of Regulation S-K.

The Company also announced that Bert N. Mitchell, a member of BJ’s Board of Directors since 1998, intends to step down from the board on September 27, 2006. The full text of the press release issued in connection with these announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1    Press Release issued by BJ’s Wholesale Club, Inc. on July 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2006	BJ’s WHOLESALE CLUB, INC.

	By:	/s/ Frank D. Forward
Frank D. Forward Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by BJ’s Wholesale Club, Inc. on July 13, 2006